                                                                    EXHIBIT 3.75

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:02 AM 08/16/2000
                                                          001415747 - 3017990

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             PANDA ONETA POWER, L.P.

Panda Oneta Power, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on March 17, 1999 under the name Panda Oneta
Power, L.P., hereby certifies that effective on          , 2000 its Certificate
of Limited Partnership is amended and restated to read in its entirety as follows:

      1. The name of the limited partnership is Calpine Oneta Power, L.P.

      2. The address of the registered office of the limited partnership in Delaware is 9 East Lookerman Street, Dover, Delaware 19901. The limited partnership's registered agent at that address is National Registered Agents. Inc.

      3. The name and address of the general partner are as follows:

        NAME                                        ADDRESS
        ----                                        -------
Calpine Oneta Power I, LLC                 c/o Calpine Corporation
                                           50 West San Fernando Street
                                           San Jose, CA 95113

IN WITNESS WHEREOF, the Undersigned, being the sole general partner of the Partnership, has caused this Amended and Restated Certificate of Limited Partnership, which shall become effective at the time it is filed, to be duly executed as of the 15th day of August, 2000.

                           By: Panda Oneta Power, L.P.

                               By: Calpine Oneta Power I, LLC,
                                   a Delaware Limited Liability Company,
                                   its general partner

                                   By: /s/ Lisa M. Bodensteiner
                                       -----------------------------------------
                                       Lisa M. Bodensteiner, Assistant Secretary